Document Security Systems, Inc. Announces First Quarter 2018 Financial Results

ROCHESTER, NY — May 15, 2018 — Document Security Systems, Inc. (NYSE American: DSS), (“DSS”), a leader in anti-counterfeit, authentication, and diversion protection technologies whose products and solutions are used by governments, corporations and financial institutions to defeat fraud and to help ensure product authenticity, today announced its financial results for the first quarter ended March 31, 2018.

The first quarter of 2018 was a slow quarter for our Printed Products group which negatively impacted first quarter results. While disappointing, this result was not completely unexpected since this group had its biggest quarter ever in sales in the fourth quarter of 2017. When looking at the past 6 months, revenues for the printed products group were down 1.4% from the comparable six-month period ending March 31, 2017. We continue to be very positive about our Printed Products group’s performance, with expectations that revenues will strengthen during the remainder of 2018. “Technology sales experienced significant revenue growth driven by a 172% increase in first quarter revenue from our AuthentiGuard product line,” stated Jeff Ronaldi, CEO of DSS. “Also impacting the quarter was the increase in costs associated with the expansion into the Asia Pacific market, in particular, the commencement of operations in Hong Kong, where we have begun selective sales and marketing efforts. We have also initiated a research project with the Hong Kong R&D Centre for Logistics and Supply Chain Management Enabling Technologies to assist with the adaptation of blockchain technology for product authentication. In addition, this group has become an integral resource for the continuing software development requirements for AuthentiGuard as our customers expand their usage of the product internationally. We are very excited about the Hong Kong office and the early successes we have already realized,” added Ronaldi.

First Quarter 2018 Financial Highlights

●	Revenue for the first quarter of 2018 decreased 8% to $4.4 million from $4.8 million in the first quarter of 2017. Printed Products revenue decrease of 11% offset by increase in Technology sales by 23%.

●	Net Loss during the first quarter of 2018 was approximately $406,000 ($0.02 per share), as compared to a net loss of $184,000 ($0.01 per share) during the first quarter of 2017.

●	Costs and expenses for the first quarter totaled $4.7 million, a decrease of 3% from $4.9 million during the same period of 2017.

●	Adjusted EBITDA[1] for the first quarter of 2018 remained positive and was approximately $15,000 as compared to $391,000 for the first quarter of 2017, which represents a 96% decrease. The decline in Adjusted EBITDA was driven by decreases in revenue at the Company’s Printed Products divisions and costs for the expansion into Hong Kong.

ABOUT DOCUMENT SECURITY SYSTEMS, INC.

For over 15 years, Document Security Systems, Inc. (“DSS”) has protected corporations, financial institutions, and governments from sophisticated and costly fraud. DSS’ innovative anti-counterfeit, authentication, and brand protection solutions are deployed to prevent attacks which threaten products, digital presence, financial instruments, and identification. AuthentiGuard®, the Company’s flagship product, provides authentication capability through a smartphone application so businesses can empower a wide range of employees, supply chain personnel, and consumers to track their brands and verify authenticity. For more information on DSS and its Plastics Group subsidiary, visit http://www.dsssecure.com and http://dssplasticsgroup.com.

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Contact Information:

Investor Relations

Document Security Systems, Inc.

Tel: (585) 232-5440

Email: ir@dsssecure.com

FORWARD-LOOKING STATEMENTS

Forward-looking statements that may be contained in this press release, including, without limitation, statements related to the Company’s plans, strategies, objectives, expectations, potential value, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act and contain words such as “believes,” “anticipates,” “expects,” “plans,” “intends” and similar words and phrases. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the results projected in any forward-looking statement. In addition to the factors specifically noted in the forward-looking statements, other important factors, risks and uncertainties that could result in those differences include, but are not limited to, our ability to continue the growth in sales of AuthentiGuard and manage our expenses, as well as those risks disclosed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission on March 6, 2018. Forward-looking statements that may be contained in this press release are being made as of the date of its release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31, 2018	Three Months Ended March 31, 2017	% change
Revenue
Printed products	$3,924,000	$4,403,000	-11%
Technology sales, services and licensing	454,000	368,000	23%

Total revenue	$4,378,000	$4,771,000	-8%

Costs and expenses
Costs of goods sold, exclusive of depreciation and amortization	$2,582,000	$2,788,000	-7%
Sales, general and administrative compensation	968,000	898,000	8%
Depreciation and amortization	346,000	343,000	1%
Professional fees	234,000	161,000	45%
Stock based compensation	1,000	134,000	-99%
Sales and marketing	92,000	94,000	-2%
Rent and utilities	154,000	152,000	1%
Other operating expenses	234,000	227,000	3%
Research and development	99,000	60,000	65%

Total costs and expenses	$4,710,000	$4,857,000	-3%

Operating loss	(332,000)	(86,000)	286%

Other income and expense
Interest income	3,000	-	100%
Interest expense	(49,000)	(58,000)	-16%
Amortized debt discount	(28,000)	(35,000)	-20%
Total other income and expense	$(74,000)	$(93,000)	-20%

Loss before income taxes	(406,000)	(179,000)	127%

Income tax expense	-	(5,000)	-100%

Net loss	$(406,000)	$(184,000)	121%

Loss per common share:
Basic and diluted	$(0.02)	$(0.01)	100%

Shares used in computing loss per common share:
Basic and diluted	16,599,327	13,624,522	22%

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

As of

(unaudited)

	March 31, 2018	December 31, 2017

ASSETS

Current assets:
Cash	$3,728,086	$4,188,623
Restricted cash	555,831	256,005
Accounts receivable, net of $50,000 allowance for doubtful accounts	1,999,595	2,025,284
Inventory	1,599,547	1,651,246
Prepaid expenses and other current assets	247,996	261,324

Total current assets	8,131,055	8,382,482

Property, plant and equipment, net	4,762,554	4,805,640
Investment	484,930	484,930
Other assets	83,376	83,376
Goodwill	2,453,597	2,453,597
Other intangible assets, net	1,066,888	1,220,752

Total assets	$16,982,400	$17,430,777

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$917,451	$728,652
Accrued expenses and deferred revenue	1,004,025	1,105,718
Other current liabilities	2,933,591	2,953,629
Short-term debt	3,714,129	3,645,760
Current portion of long-term debt, net	806,202	966,506

Total current liabilities	9,375,398	9,400,265

Long-term debt, net	1,659,291	1,734,171
Other long-term liabilities	1,137,821	1,384,500
Deferred tax liability, net	125,982	125,982

Commitments and contingencies

Stockholders’ equity
Common stock, $.02 par value; 200,000,000 shares authorized, 16,599,327 shares issued and outstanding (16,599,327 on December 31, 2017)	331,987	331,987
Additional paid-in capital	106,622,960	106,633,708
Subscription receivable	-	(300,000)
Accumulated other comprehensive loss	(8,180)	(23,069)
Accumulated deficit	(102,262,859)	(101,856,767)
Total stockholders’ equity	4,683,908	4,785,859

Total liabilities and stockholders’ equity	$16,982,400	$17,430,777

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Three Months Ended March 31,

(unaudited)

	2018	2017
Cash flows from operating activities:
Net loss	$(406,091)	$(184,039)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	345,667	342,774
Stock based compensation	1,251	133,807
Paid in-kind interest	12,000	18,000
Change in deferred tax provision	-	4,737
Amortization of deferred financing costs	27,731	35,288
Decrease (increase) in assets:
Accounts receivable	25,689	(133,989)
Inventory	51,699	2,854
Prepaid expenses and other current assets	13,329	(27,076)
Increase (decrease) in liabilities:
Accounts payable	188,795	(419,482)
Accrued expenses	(103,928)	(259,678)
Other liabilities	(249,594)	-
Net cash used by operating activities	(93,452)	(486,804)

Cash flows from investing activities:
Purchase of property, plant and equipment	(132,937)	(66,206)
Purchase of intangible assets	(15,780)	(4,949)
Net cash used by investing activities	(148,717)	(71,155)

Cash flows from financing activities:
Payments of long-term debt	(206,542)	(203,647)
Subscription receivable	288,000	-
Net cash from (used by) financing activities	81,458	(203,647)

Net decrease in cash	(160,711)	(761,606)
Cash and restricted cash at beginning of period	4,444,628	6,049,347

Cash and restricted cash at end of period	$4,283,917	$5,287,741

1 ADJUSTED EBITDA

The Company uses Adjusted EBITDA as a non-GAAP financial performance measurement. The Company calculates Adjusted EBITDA by adding back to net income (loss): interest, income taxes, depreciation and amortization expense, and impairment charges as further adjusted to add back stock-based compensation expense and non-recurring items. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing the Company’s financial results with other companies in the industry, many of which also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as amortization, depreciation, stock-based compensation and impairment charges, as well as non-operating charges for interest and income taxes, investors can evaluate the Company’s operations and its ability to generate cash flows from operations and can compare its results on a more consistent basis to the results of other companies in the industry. Management also uses Adjusted EBITDA to establish internal budgets and goals, and evaluate performance of its business units and management, and evaluate potential acquisitions. The Company considers Adjusted EBITDA to be an important indicator of the Company’s operational strength and performance of its business and a useful measure of the Company’s historical and prospective operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes interest income and expense and income taxes and non-recurring items such as goodwill impairments, each of which impact the Company’s profitability and operating cash flows, as well as depreciation, amortization, impairment charges and stock-based compensation. The Company believes that these limitations are compensated by clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net income and loss presented in accordance with GAAP. Adjusted EBITDA as defined by the Company may not be comparable with similarly named measures provided by other entities. The following is a reconciliation of net loss to Adjusted EBITDA loss:

	Three Months Ended March 31,
	2018	2017	% change
	(unaudited)	(unaudited)

Net loss:	$(406,000)	$(184,000)	121%
Add backs:
Depreciation & amortization	346,000	343,000	1%
Stock based compensation	1,000	134,000	-99%
Interest, net	46,000	58,000	-21%
Amortizaed debt discount	28,000	35,000	-20%
Income tax expense	-	5,000	-100%

Adjusted EBITDA	$15,000	$391,000	-96%

Adjusted EBITDA, by group (unaudited)

Printed Products	$551,000	$773,000	-29%
Technology	(309,000)	(79,000)	291%
Corporate	(227,000)	(303,000)	-25%
	15,000	391,000	-96%